NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK TIME, ON THE EXPIRATION DATE.

                   FORM OF WARRANT TO PURCHASE
                          25,263 SHARES


                       WARRANT TO PURCHASE
                           COMMON STOCK
                  OF HARRIS & HARRIS GROUP, INC.

     This certifies that, for good and valuable consideration received, (the "Warrantholder"), is entitled to purchase from Harris & Harris Group, Inc., a corporation incorporated under the laws of New York (the "Company"), subject to the terms and conditions hereof, at any time before 5:00 P.M., New York time, on January 26, 2001 (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York time, on the next following Business
Day), the number of fully paid and nonassessable shares of Common Stock (par value $.01) of the Company (the "Common Stock") stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Article III hereof.

                            ARTICLE I

     Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings.

          (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

          (b) Common Stock Equivalents: Securities that are convertible into or exercisable for shares of Common Stock.

          (c) Closing Market Price: The closing price shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

          (d) Exercise Price: $11.8750 per share, subject to adjustment from time to time pursuant to the provisions of Article III hereof.

          (e)  Expiration Date: 5:00 p.m., New York time, on January 26,
     2001 (or, if such day is not a Business Day, at or before 5:00 p.m., New York time, on the next following Business Day).

          (f) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (g) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (h)  Securities Act: The Securities Act of 1933, as amended.

          (i) Warrants: This Warrant and all other warrants that may be issued in its place (together evidencing the right to purchase an aggregate 25,263 shares of Common Stock, subject to adjustment from time to time in accordance with Article III).

          (j) Warrant Shares: Common Stock purchasable upon exercise of the Warrants.

                            ARTICLE II
                 Duration and Exercise of Warrant

     Section 2.01: Duration of Warrant. Subject to the terms contained herein, this Warrant may be exercised at any time prior to 5:00 P.M. New York time, on the Expiration Date. If this Warrant is not exercised at or before 5:00 P.M., New York time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     Section 2.02:  Exercise of Warrant.

          (a) The Warrantholder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its principal office in New York, New York, together with the full Exercise Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in the United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder.

          (c) The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise or conversion hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

          (d) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

               "The securities registered by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the
               "State Acts") and shall not be sold,
               pledged, hypothecated, donated or
               otherwise transferred by the Warrantholder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

          (e) In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under the Warrant, the Company will execute a new warrant certificate in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new warrant certificate to the Warrantholder.

          (f) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts or any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

     Section 2.03:  Transfer of Warrant.

          (a) This Warrant may not be transferred or assigned in whole or in part without consent of the Company and compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferrable by endorsement and delivery.

          (b) On surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Article II, the Company at its own expense shall issue to or on the order of the Warrantholder a new warrant or warrants of the like tenor, in the name of the Warrantholder (on payment by the Warrantholder of any applicable transfer taxes) as he may direct, for the number of shares issuable upon exercise hereof.

                           ARTICLE III
               Adjustment of Shares of Common Stock
                Purchasable and of Exercise Price

     The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

     Section 3.01:  Mechanical Adjustments.

          (a) If at any time prior to the full exercise of this Warrant, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the total number of shares of Common Stock purchasable upon the exercise of this Warrant shall be adjusted so that, upon the subsequent exercise of this Warrant in full, the Warrantholder shall be entitled to receive at the same aggregate Exercise Price the number of shares of Common Stock which he would have owned or have been entitled to receive immediately following the happening of any of the events described above had this Warrant been exercised in full immediately prior to the happening of such event. Any adjustment made pursuant to this Section
     3.01 shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, shall be made effective as of the effective date thereof. Such adjustment shall be made successively whenever any event listed in this paragraph 3.01(a) shall occur.

          (b) In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of this Warrant pursuant to Section 3.01(a), the Exercise Price per share applicable to this Warrant should be adjusted to the amount resulting from dividing the number of shares covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment.

          (c) In case the Company shall hereafter fix a record date for making a distribution to the holders of the Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph
     (a) of this Section 3.01) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock Equivalents, then in each such case, the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by the Current Market Price, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by such Current Market Price. Such adjustment shall be made successively whenever the record date for such a distribution is fixed and shall become effective immediately after such record date.

          (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph (c) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares then issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

          (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

     Section 3.02: Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by the President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     Section 3.03: No Adjustment for Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     Section 3.04:  Preservation of Purchase Rights in Certain
Transactions. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this Section 3.04 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     Section 3.05: Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                            ARTICLE IV
       Other Provisions Relating to Rights of Warrantholder

     Section 4.01: No Rights as Shareholders: Notices to Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

     then, in any one or more of said events, the Company shall give notice of such event to the Warrantholder. Such giving of notice shall be initiated
(i) at least 25 days prior to the date fixed as a record date or the date of closing the Company's Stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this warrant certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnify or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant certificate of like denomination and tenor as, and in substitution for this Warrant.

     Section 4.03:  Reservation of Shares.

          (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-exemptive rights.

     Section 4.04: No Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this
Section 4.04 be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                            ARTICLE V
                    Treatment of Warrantholder

     Section 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                            ARTICLE VI
                          Other Matters

     Section 6.01: Expenses of Transfer. The Company will from time to time promptly pay, subject to the provisions of paragraph (f) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

     Section 6.02:  Amendments and Waivers.  The provision of this
Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Warrantholder.

     Section 6.03: Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to any laws that might otherwise govern under applicable principles of conflicts of laws.

     Section 6.04: Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 6.05 Integration/Entire Agreement. This Warrant is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings other than those set forth or referred to herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 6.06: Notices. Notices or demands pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL, or (ii) by first class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

               Harris & Harris Group, Inc.
               One Rockefeller Plaza
               14 West 49th Street
               New York, NY 10020

     With a copy to:

               Sutherland Asbill & Brennan LLP
               1275 Pennsylvania Avenue, N.W.
               Suite 200
               Washington, DC 20004-2415

               ATTN: Steven B. Boehm

     Any action or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL, or (ii) by first class mail, postage prepaid addressed, until another address is designated in writing, as follows:

               Warrantholder
               New York, New York  10004

     Section 6.07: Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the 26th day of January, 2000.


                              HARRIS & HARRIS GROUP, INC.

                         By:  /s/ Mel P. Melsheimer
                              ______________________________
                              Mel P. Melsheimer
                              President




                            SUBSCRIPTION FORM

(To be Executed by the Warrantholder if He Desires to Exercise the Warrant in Whole or in Part)


TO:

     The Undersigned ______________________________________

                              (Name of Warrantholder)

                              (____________________________)
                              (Please insert SS# or other identifying
                              number of subscriber)

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _____ shares of Common Stock provided for therein and tenders payment herewith to the order of Harris & Harris Group, Inc. in the amount of $___________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:          _________________________________________________

Address:       _________________________________________________

Deliver to:    _________________________________________________

Address:       _________________________________________________

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:  _________________________________________________

Date:    ___________ __, 200_

Signature:  __________________________

 Note: The signature of this Subscription must correspond with the name as written upon the face of this Warrant in every particular without alteration or enlargement or any change whatsoever.